                                                                    EXHIBIT 10.1


                              SETTLEMENT AGREEMENT
                               AND GENERAL RELEASE

                  This SETTLEMENT AGREEMENT AND GENERAL RELEASE of claims ("Agreement") is entered into by and between Selectica, Inc. (the "Company") and David Choi ("Choi").

                              W I T N E S S E T H:

                  WHEREAS, Choi was for a time employed with the Company and that employment terminated on or about July 12, 2002;

                  WHEREAS, Choi filed a lawsuit against the Company in the Santa Clara Superior Court, Case No. CV-816805 ("Case No. CV-816805"), alleging certain claims for commissions, interest, penalties and other damages against the Company;

                  WHEREAS, on or about June 19, 2003, Choi filed a Complaint of Discrimination with the California Department of Fair Employment and Housing, Complaint No. E200203A1696-00-arc (the "DFEH Complaint"); and

                  WHEREAS, the parties wish to settle all disputes which may exist between them,

                  NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and sufficient consideration, receipt of which is hereby acknowledged, the parties agree as follows:

                  A. The Company agrees that provided Choi does not revoke this Agreement during the seven day revocation period described herein, on August 29, 2003, the Company will pay Choi a lump sum payment of $550,000.00, less all applicable withholdings, a sum to which Choi is not otherwise entitled. This payment shall be made in a check made payable to "David Choi and Carroll, Burdick & McDonough, LLP."

                     As further consideration for Choi's promises contained herein, the Company shall also release Choi from any indebtedness the Company claims he has incurred as a result of his receipt of commission payments in connection with the Company's sale to PacifiCare, as evidenced by the spreadsheet created by the Company and attached hereto as Exhibit A. The Company warrants and represents that it is unaware of any other outstanding claims it may have against Choi.

                  B. Choi for himself, his heirs, executors, administrators, assigns, and successors, agrees as follows:

                     1. To forever fully release, remise, acquit and discharge the Company, its predecessors and successors, and its subsidiaries, officers, directors, agents, attorneys, employees (including without limitation, Raj Jaswa, Sanjay Mittal, Steve Bennion, Stephen Hsu and Russell Williams) and assigns (hereafter collectively referred to as

"Releasees"), and covenant not to sue or otherwise institute or cause to be instituted or any way participate in (except at the request of the Company) legal or administrative proceedings against Releasees with respect to any matter, including, without limitation, any matter arising out of or connected with his employment with the Company, the termination of that employment, Case No. CV-816805 or the DFEH Complaint including any and all liabilities, claims, demands, contracts, debts, obligations and causes of action of every nature, kind and description, in law, equity, or otherwise, whether or not now known or ascertained, which heretofore do or may exist.

                     2. That his employment with the Company terminated on or about July 22, 2002; that he shall have no right to employment with the Company after that date; and that he shall not apply for re-employment with the Company after that date.

                     3. That prior to the execution of this Agreement, he has received payment for all vacation earned but unused while employed by the Company. Choi further agrees that the only payments and benefits that he is entitled to receive from the Company in the future are those specified in paragraph A of this Agreement.

                     4. That at all times in the future he will remain bound by the Company Proprietary Information and Inventions Agreement that was executed by him on April 14, 1998, a copy of which is attached as Exhibit B.

                     5. That he shall not make any negative or disparaging remarks about the Company, its officers, employees, directors, products, services or business practices.

                     6. That he is waiving any rights he may have had or now has to pursue any and all remedies available to him under any employment-related cause of action against Releasees, including without limitation, claims of wrongful discharge, emotional distress, defamation, fraud, breach of contract, breach of the covenant of good faith and fair dealing, violation of the provisions of the California Labor Code, the Employee Retirement Income Security Act, and any other laws and regulations relating to employment. Choi further acknowledges and expressly agrees that he is waiving any and all rights he may have had or now has to pursue any claim of discrimination, including but not limited to, any claim of discrimination or harassment based on sex, age, race, national origin, disability, or on any other basis, under Title VII of the Civil Rights Act of 1964, as amended, the California Fair Employment and Housing Act, the California Constitution, the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967, as amended, and all other laws and regulations relating to employment.

                     7. That Choi will not, except as may be mandated by statutory or regulatory requirements or as may be required by legal process, disclose to others the fact or terms of this settlement, the amounts referred to in this Agreement, or the fact of the payment of said amounts, except that he may disclose that information to his attorneys, accountants to whom the disclosure is necessary to effectuate the purposes for which he has consulted with such professional advisors and his spouse. Choi understands that this covenant of non-disclosure is a material inducement to the Company for the making of this settlement and that, for the breach thereof the Company will be entitled to pursue its legal and equitable remedies, including, without limitation, the right to seek injunctive relief.

                     8. That within five (5) days after Choi receives payment of the settlement amount specified in paragraph A, Choi shall file a Request for Dismissal with Prejudice in Case No. CV-816805. Choi's legal counsel shall deliver Notice of Entry of Dismissal with Prejudice to Gregory S. Lemmer of Orrick, Herrington & Sutcliffe LLP, 1000 Marsh Road, Menlo Park, California 94025.

                  C. The Company and Choi, for himself, his heirs, executors, administrators, assigns, and successors, jointly agree as follows:

                     1. That nothing contained in this Agreement shall constitute or be treated as an admission by Releasees or Choi of liability, of any wrongdoing, or of any violation of law.

                     2. That each party shall be solely responsible for all of his or its attorneys' fees, costs and expenses arising out of the prosecution, defense or settlement of the claims arising out of Case No. CV-816805, the DFEH Complaint or any other matter settled in this Agreement.

                     3. That if any provision of this Agreement is found to be unenforceable, it shall not affect the enforceability of the remaining provisions and the court shall enforce all remaining provisions to the extent permitted by law.

                     4. That except as expressly provided herein, this Agreement shall supersede and render null and void any and all prior agreements between the parties. The parties further agree that this Agreement constitutes the entire agreement between the parties regarding the subject matter of this Agreement, and that this Agreement may be modified only in a written document executed by Choi and a duly authorized officer of the Company.

                     5. That this Agreement extends to all claims of every nature and kind, known or unknown, suspected or unsuspected, past or present, arising from or attributable to Choi's employment with the Company or the termination of that employment, and that the Company and Choi hereby expressly waive any and all rights granted to them under Section 1542 of the California Civil Code (or any analogous state law or federal law or regulation), which reads as follows:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor.

                     6. That this Agreement shall bind and benefit Choi's heirs, executors, administrators, successors, assigns, and each of them; it shall also bind and benefit the Company and its successors and assigns.

                     7. That this Agreement shall be deemed to have been entered into in the State of California and shall be construed and interpreted in accordance with the laws of that state.

                     8. That each party hereby agrees to accept and assume the risk that any fact with respect to any matter covered by this Agreement may hereafter be found to be other than or different from the facts it believes at the time of this Agreement to be true, and agrees that this Agreement shall be and will remain effective notwithstanding any such difference in fact.

                     9. That this Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one agreement. Execution of a facsimile copy shall have the same force and effect as execution of an original, and a facsimile signature shall be deemed an original and valid signature.

                     10. Choi hereby acknowledges and understands and Choi agrees that:

                        (a) Choi may have, and has had, at least twenty-one (21) days after receipt of this Agreement within which he may review and consider it, discuss it with an attorney of his own choosing, and decide to execute or not execute this Agreement;

                        (b) Choi has seven (7) days after the execution of this Agreement within which he may revoke this Agreement;

                        (c) In order to revoke this Agreement, Choi must deliver to Russell Williams of the Company's Human Resources department, on or before seven (7) days after the execution of this Agreement, a letter stating that he is revoking this Agreement; and

                        (d) This Agreement shall not become effective or enforceable until after the expiration of seven (7) days following the date Choi executes this Agreement.

                     11. That they have read and understand this Agreement, and that they affix their signatures hereto voluntarily and without coercion. Choi further acknowledges that he has at least twenty-one (21) days within which to consider this Agreement, that he was advised by the Company to consult with an attorney of his own choosing concerning the waivers contained in and the terms of this Agreement, and that the waivers he has made and the terms he has agreed to herein are knowing, conscious and with full appreciation that he is forever foreclosed from pursuing any of the rights so waived.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK


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Dated:     8/13/03                                /s/ David Choi
        ----------------------------              ------------------------------
                                                  David Choi

APPROVED AS TO FORM ONLY:


/s/ Mary E. Wright
---------------------------------
Mary E. Wright
Carroll, Burdick & McDonough, LLP

Attorneys for David Choi                          Dated: August 13, 2003
                                                        ------------------------


Dated:    8/13/03
        ----------------------------              Selectica, Inc.


                                                  By:   Stephen Y. Hsu
                                                        ------------------------
                                                  Title: V.P. Finance/Controller
                                                        ------------------------

Dated:     8/13/03                                /s/ David Choi
        ----------------------------              ------------------------------
                                                  David Choi

APPROVED AS TO FORM ONLY:


/s/ Mary E. Wright
---------------------------------
Mary E. Wright
Carroll, Burdick & McDonough, LLP

Attorneys for David Choi                          Dated: August 13, 2003
                                                        ------------------------


Dated:    8/13/03
        ----------------------------              Selectica, Inc.


                                                  By:   /s/ Stephen Y. Hsu
                                                        ------------------------
                                                  Title: V.P. Finance/Controller
                                                        ------------------------